As filed with the Securities and Exchange Commission on August 19, 2003

Registration No. 333-55460

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PODS, INC.

(Exact name of registrant as specified in its charter)

Florida	4214	59-3589361

(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number	(I.R.S. Employer Identification Number)

Peter S. Warhurst, President
PODS, Inc.
6061 45th Street North
St. Petersburg, FL 33714
(727) 528-6300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
Philip M. Shasteen, Esquire
Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
100 North Tampa Street, Suite 1800
Tampa, FL 33602-5145
(813) 225-2500

      PODS, Inc. terminated this offering and this amendment is filed to deregister an additional $50,000 in principal amount of unsold 12% Series A Subordinated Convertible Debentures covered by this Registration Statement.

      PODS, Inc. terminated the offering of 12% Series A Subordinated Convertible Debentures (“Debentures”) unsold at the close of business on November 25, 2002 and, on December 2, 2002, filed Post Effective Amendment No. 2 to Form SB-2 to deregister the unsold Debentures. Post Effective Amendment No. 2 erroneously indicated that $975,000 in principal amount of Debentures had not been sold. The purpose of this Amendment is to correctly state that the principal amount of unsold Debentures is $1,025,000 instead of $975,000 and to deregister $50,000 in principal amount of Debentures, in addition to the $975,000 in principal amount of Debentures deregistered in Post Effective Amendment No. 2.

Item 27. Exhibits.

      The following is a complete list of the exhibits filed or incorporated by reference as part of this Post-Effective Amendment No. 3:

Exhibit No.	Description

24.1(+)	Power of Attorney (included in the signature page of the registration statement)

(+) Previously filed.

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SIGNATURES

      In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on the 19th day of August, 2003.

PODS, INC

By: /s/ Peter S. Warhurst Peter S. Warhurst, President, Chief Executive Officer and Chairman of the Board

      In accordance with the requirements of the Securities Act, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter S. Warhurst Peter S. Warhurst	President, Chief Executive Officer and Chairman of the Board	August 19, 2003

/s/ Thomas M. Calcaterra Thomas M. Calcaterra	Chief Financial Officer	August 19, 2003

/s/ Philip Doganiero* Philip Doganiero	Director	August 19, 2003

/s/ Scott Spencer* Scott Spencer	Director	August 19, 2003

/s/ W. Keith Schilit* W. Keith Schilit	Director	August 19, 2003

*By: /s/ Thomas M Calcaterra Thomas M. Calcaterra, Attorney-in-Fact		August 19, 2003

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EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

24.1	Power of Attorney (included in the signature page of the registration statement)	(+)

(+) Previously filed.

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